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                                                                    EXHIBIT 99.1

                               THE DAVEY COMPANY
                               PROXY AND CONSENT

    The undersigned hereby appoints Alfred C. Brooks and Stephen C. Dodd, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote in the name, place and stead of the undersigned, at the Special Meeting of the Shareholders of The Davey Company to
be held             , 1997 or any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present. If so indicated on the reverse of this proxy, the undersigned hereby grants written consent to the proposed Transaction, as defined in the Proxy
Statement/Prospectus dated             , 1997, and further appoints Alfred C.
Brooks and Stephen C. Dodd, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to execute and deliver such written consent at the said Special Meeting of the Shareholders of
The Davey Company to be held             , 1997 or any adjournments thereof, as
they or either of them deem reasonably required to effectuate the vote and written consent of the undersigned and otherwise in their discretion upon such other business as may properly come before the Special Meeting or any adjournment thereof.

    The undersigned hereby gives the following instructions with respect to written consent and approval of the Transaction, as defined in that certain Proxy Statement/Prospectus of The Davey Company and Rock-Tenn Company dated
            , 1997:

[ ] Hereby grants written consent and directs that the shares of the Common
    Stock of The Davey Company standing in the name of the undersigned be voted FOR the Transaction.
                             (Continued on reverse)

[ ] Does not consent to the Transaction and directs that the shares of the Common Stock of The Davey Company standing in the name of the undersigned be voted AGAINST the Transaction.

    SHARES REPRESENTED BY THIS PROXY AND CONSENT WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED AGAINST THE PROPOSED TRANSACTION.

                                              Signatures(s):
                                                            -------------------
                                              Dated:
                                                    ---------------------------
                                              Note: Please sign exactly as name
                                              appears hereon. Joint owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee, guardian or corporate
                                              owner, please give full title as
                                              such. Please return the proxy
                                              card/consent in the enclosed
                                              envelope.